UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): August 15, 2002.

NEOFORMA, INC.
(Exact name of registrant as specified in its charter.)

Delaware
(State of other jurisdiction of incorporation)

Commission File Number 000-28715

000-28715	77-0424252
(Commission File Number)	(IRS Employer Identification No.)

3061 Zanker Rd. San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)

(408) 468-4000
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

ITEM 5:    OTHER EVENTS

1.    On August 15, 2002, Neoforma, Inc. issued a press release reporting that it had completed its previously announced consultation with the Securities and Exchange Commission, and that as a result of the consultation, it would be restating its first quarter 2002 financial results. Excerpts from this press release are set forth below:

“Neoforma Completes Consultation With the SEC On Application of Two Accounting Principles; Will Restate First Quarter 2002 Financial Statements, Resulting in Delayed Filing of Second Quarter Form 10-Q

No impact on operating income, net income, earnings per share, EBITDA or cash flow

SAN JOSE, CA—August 15, 2002—Neoforma, Inc. (Nasdaq: NEOF) has completed its previously announced consultation with the Securities and Exchange Commission (SEC). The Company sought this consultation with regard to the application of the most appropriate treatment of two accounting matters relating to shares issued to strategic partners in July 2000. On the first matter, the Company will continue to apply its historical accounting treatment. On the second matter, the Company will be changing its historical accounting treatment, resulting in a restatement of its financial results for the first quarter of 2002. This change will have no impact on Neoforma’s historical or ongoing operating income, net income, earnings per share, EBITDA or cash flow.

The first of the two accounting matters relates to the timing of the capitalization of 3.1 million of the shares issued to VHA Inc. on July 26, 2000. Emerging Issues Task Force Abstract No. 96-18 (EITF No. 96-18), “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” addresses the measurement date for valuing equity issued in this type of transaction. At the time of the transaction, Neoforma determined that the immediate capitalization of these 3.1 million shares on July 26, 2000 was the appropriate accounting treatment under EITF No. 96-18. After consulting with the SEC and the Company’s auditors, Neoforma has determined that its historical accounting for these shares is appropriate, and, as a result, there will be no change to Neoforma’s accounting related to these shares.

The second of the two accounting matters relates to the income statement classification of the amortization of the equity consideration issued to VHA and the University HealthSystem Consortium (UHC). EITF No. 01-9, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products),” which became effective in the first quarter of 2002, specifically addresses the income statement classification of consideration provided by a vendor to a customer, and whether that consideration should be presented in the vendor’s income statement as an operating expense or netted against revenue from that customer.

Initially, Neoforma, after consulting with the Company’s previous auditors, concluded that EITF No. 01-9 was applicable only to the Company’s revenue generated from hospital implementations. Therefore, the Company netted Amortization of Partnership Costs against the revenue generated from its hospital implementation services beginning in the first quarter of 2002.

After further review and consultation with the SEC, the Company has determined that netting non-cash Amortization of Partnership Costs against all Related Party revenue is the appropriate accounting treatment under EITF No. 01-9. This treatment will result in the reclassification of non-cash Amortization of Partnership Costs from an operating expense to an offset to Related Party revenue up to the full extent of that Related Party revenue. The netting of non-cash Amortization of Partnership Costs against Related Party revenue will result in a reduction in operating expenses equivalent to the reduction in revenue. Because revenue and operating expenses will be reduced by equal amounts, EITF No. 01-9 will not have any impact on the Company’s operating income, net income, earnings per share, EBITDA or cash flow. The impact of netting Amortization of Partnership Costs against Related Party revenue is

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expected to be significant until the second half of fiscal 2005, when the considerable majority of these partnership costs will have been amortized.

In order to reflect this application of EITF No. 01-9, the Company will restate its financial results for the first quarter of 2002, as that was the first period in which EITF No. 01-9 was required to be adopted by the Company. The amount of previously reported Related Party revenue that will be offset by Amortization of Partnership Costs in the first and second quarters of 2002 will be $13.9 million and $17.0 million, respectively. The Company will reclassify prior period amounts presented for comparative purposes as required under EITF No. 01-9. Neoforma will not restate its financial results with respect to these accounting matters for any periods other than the first quarter of 2002. The Company will issue final financial results for the second quarter of 2002 after the amendment of its financial results for the first quarter of 2002 is completed. The Company expects to file its amended first quarter Form 10-Q and second quarter Form 10-Q within the next two weeks. Although the Company fully intends to make the necessary filings within this timeframe, it does not believe that it can comply with the maximum five day filing extension allowed under Form 12b-25. As a result, the Company could not, in good faith, request this extension from the SEC.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements related to the potential impact of EITF No. 01-9 on the Company’s current and historical financial statements, the state of the Company, the generation of free cash flow, delivery of valuable technology, the filing of SEC reports, and the intent of the Company to provide pro forma results. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include that the application of the relevant accounting literature to our complex set of facts is subject to interpretation and judgment; the volatility and unpredictability of the Company’s quarterly operating results; the ability of the Company to deliver valuable technology; the willingness of the Company’s actual and potential customers to adopt the e-commerce business solution; and the ability of the Company to file SEC reports in a timely manner. For more information regarding the risks facing the Company, please see the Company’s periodic reports filed with the SEC, including its Form 10-K for the year ended December 31, 2001, and its other SEC filings. The Company assumes no obligation to update the forward-looking information contained in this news release.”

2.    On August 16, 2002, Neoforma, Inc. issued a press release reporting that it had received a delisting notice from the Nasdaq Stock Market. Excerpts from this press release are set forth below:

“Neoforma Announces Receipt of Delisting Notification From Nasdaq Stock Market

SAN JOSE, CA—August 16, 2002—Neoforma, Inc. (Nasdaq: NEOF) announced that it was notified by the Nasdaq Listing Qualifications Department (the Staff) that it is not in compliance with requirements set forth in NASD Marketplace Rule 4310(c)(14) by not filing its Form 10-Q for the period ended June 30, 2002, and that its common stock is, therefore, subject to delisting from The Nasdaq Stock Market, Inc. (Nasdaq). NASD Marketplace Rule 4310(c)(14) requires that Nasdaq issuers timely file their periodic reports in compliance with the reporting obligations under the federal securities laws.

Neoforma’s inability to file its second quarterly report is the only continued listing deficiency alleged by the Staff. The filing of the Company’s quarterly report has been delayed due to the Company’s having sought consultation with the Securities and Exchange Commission (SEC) regarding the application of the most appropriate treatment of two accounting matters relating to shares issued to strategic partners, as previously announced. In accordance with the conclusions of those consultations, the Company will restate its financial results for the first quarter of 2002 and expects to file its amended first quarter Form 10-Q and second quarter Form 10-Q within the next two weeks. As previously disclosed, the restatement will have no impact on Neoforma’s historical or ongoing operating income, net income, earnings per share, EBITDA or cash flow. To the best of the Company’s knowledge, there are no other deficiencies, qualitative or quantitative, that would prevent the Company’s securities from continued listing on

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Nasdaq. It is the Company’s understanding that its filing of the subject quarterly report with the SEC will cure the only outstanding Nasdaq continued listing deficiency and will allow the Company’s securities to remain listed on Nasdaq.

At the opening of business on August 19, 2002, Neoforma’s trading symbol, “NEOF,” will be amended to include the fifth character “E” to denote the Company’s filing delinquency. Neoforma intends to request an appeal hearing before a Nasdaq Listing Qualifications Panel (the Panel) to review the Staff determination in accordance with NASD Marketplace Rule 4820(a). The time and place of such a hearing will be determined by the Panel. Pursuant to the same NASD Marketplace Rule 4820(a), a request for a hearing will stay the scheduled delisting of Neoforma’s securities pending the Panel’s determination. Were the Company not to request an appeal hearing before the Panel to review the Staff’s determination, its securities would be delisted from Nasdaq at the open of business on August 22, 2002.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements related to the Company’s intention to file quarterly statements within two weeks and the belief that the ultimate filings of the quarterly statements will cure the listing deficiency, that the restatement will have no impact on Neoforma’s historical or ongoing operating income, net income, earnings per share, EBITDA or cash flow, and the belief that the filing issue is the only listing qualification that the Company is not in compliance with. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include the company’s ability to obtain the assistance from third parties necessary to reconcile its accounts and restate its financial statements, the fact that the application of the relevant accounting literature to our complex set of facts is subject to interpretation and judgment; the volatility and unpredictability of the Company’s quarterly operating results; the ability of the Company to deliver valuable e-commerce solutions; the willingness of the Company’s actual and potential customers to adopt the e-commerce business solution; and the ability of the Company to file SEC reports in a timely manner. For more information regarding the risks facing the Company, please see the Company’s periodic reports filed with the SEC, including its Form 10-K for the year ended December 31, 2001, and its other SEC filings. The Company assumes no obligation to update the forward-looking information contained in this news release.”

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SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEOFORMA, INC.

Date: August 19, 2002	By:	/s/ ANDREW L. GUGGENHIME
Andrew L. Guggenhime Chief Financial Officer

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